QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23(a)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated April 6, 2001 on the consolidated financial statements and schedule of Magellan Health Services, Inc. and Subsidiaries included in Magellan Health Services, Inc.'s report on Form 8-K, dated May 21, 2001 (File No. 001-06639), and to all references to our Firm included in this Registration Statement on Form S-3.

                      /s/ ARTHUR ANDERSEN LLP

Baltimore, Maryland
September 27, 2001

QuickLinks

  Exhibit 23(a)
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS